                                                                   EXHIBIT 10.20

                              SETTLEMENT AGREEMENT

            This Settlement Agreement ("Agreement") is entered into as of January 14, 2005 by and between Adams Laboratories, Inc. ("Adams"), a Texas corporation having its principal place of business in Chester, New Jersey; and Carolina Pharmaceuticals, Inc. ("Carolina"), a Delaware corporation having its principal place of business in Cary, North Carolina; and Cornerstone Biopharma, Inc. ("Cornerstone"), a Nevada corporation having its principal place of business in Cary, North Carolina (collectively the "Parties").

                                    RECITALS

            WHEREAS, Adams is the plaintiff in Civil Action No. 04-CV-3535 (SAS) in the United States District Court for the Southern District of New York (the "Litigation"), in which Adams asserts claims under Section 43(a) of the Lanham Act, under N.Y. Gen. Bus. Law Sections 349 & 350, and under common law against Carolina and Cornerstone; and

            WHEREAS, Carolina and Cornerstone filed counterclaims in the Litigation, asserting claims under Section 2 of the Sherman Act, under Section 43(a) of the Lanham Act, under N.Y. Gen. Bus. Law Section 349, under N.C. Gen. Stat. Section 75.1.1, and under common law against Adams; and

            WHEREAS, the Parties wish to settle all claims and counterclaims asserted in the Litigation and wish to resolve all disputes between or among them, without any admission of fault or liability by any of the Parties, on the terms and conditions set forth herein;

            NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

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                                      -2-

                              TERMS AND CONDITIONS

            1. ASSIGNMENT OF HUMIBID MARKS AND HUMIBID DM FORMULATION TO ADAMS. On or before February 15, 2005 (the "Effective Date"), Cornerstone will deliver to Adams an Assignment, duly executed by Cornerstone, in the form attached as Exhibit A hereto, assigning to Adams, as of the Effective Date, all of Cornerstone's rights, title and interest in, to and under all HUMIBID trademarks, including all registrations and applications for any HUMIBID marks, and including the goodwill of the business associated with and symbolized by the HUMIBID marks. Such assignment shall also include all of Cornerstone's right, title and interest in the new prescription formulation for Humibid DM capsules developed in conjunction with PharmaFab, Inc. (the "Humibid DM Rx Product"). Cornerstone and Carolina will not sell any products under any HUMIBID mark after the Effective Date.

            2. ASSIGNMENT OF SUBLICENSE AGREEMENT AND ALLERX MARKS AND PATENTS TO CORNERSTONE. On or before the Effective Date, Adams will deliver to
Cornerstone: (a) an Assignment, duly executed by Adams, in the form attached as Exhibit B hereto, assigning to Cornerstone, as of the Effective Date, all of Adams' rights and obligations, as amended by Adams and JMED, under that certain agreement dated April 25, 1999 between Adams and J-Med Pharmaceuticals, Inc. (the "J-Med Agreement"), which includes exclusive rights under U.S. Patent #'s 5,846,976 and 6,270,796, until April 28, 2009, a copy of which is attached to Exhibit B hereto; (b) a writing executed by J-Med Pharmaceuticals, Inc. in the form attached as Exhibit C hereto (the "J-Med Consent"), providing its consent to Adams' assignment to Cornerstone of Adams' rights and obligations under the J-Med Agreement; and (c) an Assignment, duly executed by Adams, in the form attached as Exhibit D hereto, assigning to Cornerstone, as of the Effective Date, all of Adams' rights, title and interest in, to and under all ALLERX trademarks,

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                                      -3-

patents, including all registrations and applications for any ALLERX marks, and including the goodwill of the business associated with and symbolized by the ALLERX marks. Adams will not sell any products under any ALLERX mark after the Effective Date.

            3. DISMISSAL OF ALL CLAIMS AND COUNTERCLAIMS. Within three (3) business days after the Parties have fulfilled their respective obligations under paragraphs 1 and 2 of this Agreement, the Parties will file a Stipulation in the Litigation in the form attached as Exhibit E hereto, dismissing all claims and counterclaims in the Litigation with prejudice, each party to bear its own costs.

            4. ROYALTY PAYMENTS TO CORNERSTONE. If Adams sells any pharmaceutical products under any HUMIBID mark during the period beginning on the Effective Date and ending on the three (3) year anniversary of the Effective Date (the "Royalty Period"), then Adams shall pay an annual royalty on any sales made during the Royalty Period in accordance with the following terms and conditions:

            (a) Adams shall pay to Cornerstone royalties during the Royalty Period equal to: (i) one percent (1%) of Adams' Net Sales of pharmaceutical products under any HUMIBID marks during any fiscal year in the Royalty Period on the first $10 million of Adams' Net Sales during said fiscal year, plus (ii) two percent (2%) of Adams' Net Sales of pharmaceutical products under any HUMIBID marks in excess of $10 million during said fiscal year year. For these purposes, a fiscal year shall be the annual anniversary of the Effective Date. For the three (3) fiscal years during the Royalty Period, Adams shall pay to Cornerstone a minimum royalty payment equal to $50,000 for each fiscal year during the Royalty Period. If for any fiscal year during the Royalty Period, the royalties payable to Cornerstone are less than $50,000, Adams

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                                      -4-

shall, within 30 days after the end of such fiscal year, make-up the difference with a supplemental payment to Cornerstone.

            (b) For purposes of this paragraph 3, the term "net sales" is defined to mean net sales determined in accordance with generally accepted accounting principles, consistently applied.

            (c) Adams shall submit to Cornerstone within forty-five (45) days after the end of each calendar quarter during the Royalty Period a statement setting forth (i) Adams' net sales of pharmaceutical products under any HUMIBID marks during that quarter, and (ii) the amount of the royalties payable to Cornerstone for that quarter pursuant to paragraph 4 of this Agreement. Within sixty (60) days after the end of each calendar quarter during the Royalty Period, Adams shall make payment to Cornerstone of the full amount of royalties payable for that quarter or portion thereof as appropriate. All such payments shall be made by Adams in U.S. dollars to the credit of a bank account designated in writing by Cornerstone.

            (d) Any payments due to Cornerstone hereunder that are received after the due date shall bear interest at the rate of twelve percent (12%) per year from the due date.

            (e) Adams shall have the right to offset royalties payable to Cornerstone and Carolina against amounts otherwise owed by Cornerstone or Carolina to Adams arising under this Agreement (i.e., inventory purchases or returns liability).

            (f) Adams agrees to keep true and accurate records and books of account containing all data necessary for the determination of royalties payable under this Paragraph 4, which records and books of account shall be opened for review upon at least thirty (30) days written notice during reasonable business hours, but in no event more than twice in any twelve (12) month period, for inspection by an independent certified public accountant selected by

Cornerstone and acceptable to Adams (which acceptance shall not be unreasonably withheld) for the sole purpose of verifying the accuracy of Adams' statements hereunder. Cornerstone shall be solely responsible for the costs of the independent accountant. If any such inspection indicates the royalty payments due to Cornerstone have been underpaid or overpaid for any period, the applicable Party shall promptly pay to the other the amount of such underpayment or overpayment. Before any independent accountant conducts any inspection of Adams' records and books of account, Adams may require the accountant to enter into a written agreement with Adams under which the accountant agrees not to disclose to any third party any information in Adams' records and books of account made available for the accountant's inspection and not to disclose to Cornerstone or Carolina the name, address, or sales volume of any customers of Adams.

            (g) Notwithstanding the foregoing, no royalties shall be payable on any sales made by Adams of the Humibid DM Rx Product.

            5. SALES PRIOR TO THE EFFECTIVE DATE. Cornerstone agrees not to sell or launch the Humibid DM Rx Product but shall cause Pharmafab, Inc. to manufacture sufficient launch quantities as Adams may require for the sale by Adams. From January 5, 2005 through the Effective Date, Cornerstone will make sales of its over-the-counter versions of Humibid (Humibid e and Humibid CS) only to existing customers and such sales shall be limited to re-orders not solicited by Cornerstone. The parties agree that Wal-Mart is not an existing customer of Cornerstone for this purpose. From January 5, 2005 through the Effective Date, Adams will make sales of its AlleRx product line only to existing customers and such sales shall be limited to re-orders not solicited by Adams.

            6. RETURNS OF PRODUCT SOLD PRIOR TO THE EFFECTIVE DATE. Cornerstone and Carolina shall be responsible for all returns of products sold by Adams under any AlleRx mark prior to the Effective Date, provided that Adams reimburses Cornerstone or Carolina for the first $1 million of documented AlleRx product returns that were sold by Adams prior to the Effective Date, to the extent such products are returned within 18 months of the Effective Date. Adams shall be responsible for all returns of products sold by Cornerstone and Carolina under any Humibid mark prior to the Effective Date, provided that Cornerstone or Carolina reimburses Adams for the first $1 million of documented Humibid product returns that were sold by Cornerstone or Carolina prior to the Effective Date, to the extent such products are returned within 18 months of the Effective Date. After the Effective Date, each party, on a monthly basis, will provide product return documentation in reasonable detail (lot number, quantity, and dollar credit amount) to the other party, until the $1 million return limit has been exceeded. Each party will have 30 days to inspect the documentation and make payment to the other party.

            7. FINISHED GOODS INVENTORIES. Upon the Effective Date, Cornerstone shall transfer to Adams all its right, title and interest in any finished goods inventories of Humibid e, Humibid CS, Humibid LA, and Humibid DM, excepting the Humibid DM Rx Product, at no cost to Adams. Upon the Effective Date, Cornerstone shall transfer to Adams all its right, title and interest in any finished goods inventories of the Humibid DM Rx Product and Adams shall transfer to Cornerstone all its right, title and interest in any finished goods inventories of AlleRx Dose Pack, AlleRx D and AlleRx Suspension syrup. Such transfers will be made at actual cost basis in such inventory with the intent of having no cash exchange hands at the Effective Date. However, if one party's cost basis in transferred inventory exceeds the others, then the party transferring the lower cost value of inventory will pay such deficiency to the other by wire transfer on the Effective Date. By way of example, if Adams delivers to Cornerstone $250,000 of AlleRx inventory, at cost basis, and Cornerstone delivers to Adams $400,000 of the Humibid DM Rx Product inventory, at cost basis, then Adams will make wire transfer payment to Cornerstone in the amount of $150,000 on the Effective Date. The cost basis of each parties inventory will be subject to a maximum of $500,000. Five days prior to the Effective Date, the parties will provide each other with a detailed listing of the finished goods inventories referenced herein.

            8. MANUFACTURING AND PRODUCT SUPPLY. Prior to the Effective Date, Adams and Cardinal Health PTS, LLC ("Cardinal Health") shall have entered into an agreement whereby Cardinal Health will continue to manufacture the current formulations of AlleRx Dose pack and AlleRx D for Cornerstone for a period of 12 months after the Effective Date. Cardinal Health or Adams will bill and Cornerstone shall pay $2.70 and $6.10 for each container, dose pack or bottle, of the current formulations of AlleRx Dose pack and AlleRx D, respectively and $0.25 for AlleRx samples, plus the cost of shipping. Cornerstone will be required to make purchase orders of such product at the current production lot sizes in place at the Effective Date. Cornerstone will provide Cardinal and Adams with a four (4) month committed purchase forecast. With respect to the ALLERx Suspension product currently manufactured by Hitech, Adams will use commercially reasonable efforts to transfer any open purchase orders or supply agreement to Cornerstone.

      Prior to the Effective Date, Adams, Cornerstone and Pharmafab will meet and Pharmafab and Adams will agree that PharmaFab will manufacture and package, under Adams labeling and tooling, the Humibid DM Rx Product for Adams. Cornerstone will be responsible for the purchase of the initial launch quantities subject to the maximum dollar cost basis of $500,000 set forth in paragraph 7 above. It is understood that no inventory currently exists for the Humibid DM Rx Product.

      As soon as commercially reasonable after the Effective Date, (a) Cornerstone will, at its cost, provide tooling and labeling to Cardinal Health in order to identify Cornerstone as the distributor of the AlleRx products and
(b) Adams will, at its cost, provide tooling and labeling to PharmaFab, Inc. in order to identify Adams as the distributor of the Humibid products.

      9. REPRESENTATIONS AND WARRANTIES OF ADAMS. Adams hereby represents and warrants to Cornerstone and Carolina as follows:

            (a) Adams and the person executing this Agreement on its behalf are legally authorized to execute this Agreement, and the terms of this Agreement are binding upon, and, enforceable against, Adams.

            (b) The J-Med Agreement is in full force and effect, and the executed Assignment in the form attached as Exhibit B hereto, together with the executed J-Med Consent in the form attached as Exhibit C hereto, will convey to Cornerstone all rights and obligations of Adams under the J-Med Agreement, as amended, in accordance with its terms.

            (c) Adams is the lawful sole owner of all rights, title and interest in the ALLERX marks identified in the Assignment attached as Exhibit D hereto and is unaware of any other person or entity who is currently claiming ownership of any ALLERX mark for any product or service. The executed Assignment in the form attached as Exhibit D hereto will convey to Cornerstone all rights, title and interest in all ALLERX marks identified in said Assignment.

            (d) As of the Effective Date there is no action pending or threatened against Adams, other than the Litigation, relating to Adams' rights or obligations under the J-Med Agreement, or to any ALLERX products, or to any ALLERX marks identified in the Assignment attached as Exhibit D hereto.

            (e) During the period between December 1, 2004 and the Effective Date, Adams' promotional and sales activities with respect to products sold under any ALLERX marks were consistent with and at the same level as such activities during October-November 2004.

            (f) During the two year period ending December 31, 2004: (i) Adams has sold less than 650,000 units of AlleRx Dose Pack; (ii) less than 40,000 units of AlleRx D; and (iii) less than 20,000 units of AlleRx Suspension.

            (g) Adams shall submit to Cornerstone any orders it receives for AlleRx Dose Pack, AlleRx D and AlleRx Suspension on or after the Effective Date.

            10. REPRESENTATIVES AND WARRANTIES OF CORNERSTONE AND CAROLINA. Cornerstone and Carolina hereby represent and warrant to Adams as follows:

            (a) Cornerstone and Carolina and the persons executing this Agreement on their behalf are legally authorized to execute this Agreement, and the terms of this Agreement are binding upon, and enforceable against, Cornerstone and Carolina.

            (b) Cornerstone is the lawful sole owner of all rights, title and interest in the HUMIBID marks identified in the Assignment attached as Exhibit A hereto and the formulation for the Humid DM Rx Product and is unaware of any other person or entity who is currently claiming ownership of any HUMIBID mark or such formulation for any product or service. The executed Assignment in the form attached as Exhibit A hereto will convey to Adams all rights, title and interest in all HUMIBID marks identified in said Assignment.

            (c) As of the Effective Date there is no action pending or threatened against Cornerstone or Carolina, other than the Litigation, relating to any HUMIBID products or to any HUMIBID marks identified in the Assignment attached as Exhibit A hereto.

            (d) During the period between December 1, 2004 and the Effective Date, Cornerstone's and Carolina's promotional and sales activities with respect to products sold under any HUMIBID marks were consistent with and at the same level as such activities during October-November 2004.

            (e) Prior to January 5, 2005, Cornerstone and Carolina have sold less than 850,000 units of Humibid e and Humibid CS, collectively and less than 625,000 equivalent 100-count bottles of Humibid LA and Humibid DM, collectively.

            (f) Cornerstone and Carolina shall submit to Adams any orders either of them receives for any Humibid product on or after the Effective Date.

            11. GUAIFENESIN. Cornerstone and Carolina hereby covenant and agree that, during the Royalty Period, Cornerstone and Carolina will not engage in the development, marketing or sale of any product comprised in whole or in part of guaifenesin; provided, however, that Cornerstone may continue to market, distribute and sell DECONSAL in its present formulation as a prescription product during the Royalty Period (and thereafter); and provided further that either Cornerstone or Carolina may during the Royalty Period acquire a company that manufactures, markets, distributes and/or sells a product comprised in whole or in part of guaifenesin so long as said guaifenesin product does not represent or is not anticipated to represent more than 25% of the annual revenue of such company. The Parties also hereby agree that, in the event the three year Royalty Period is deemed too restrictive by any court in any court proceeding, the court may reduce said three-year period of time to such shorter period as the court deems reasonable under the circumstances, but the Parties agree not to advocate for reductions in said time period.

            12. CONFIDENTIALITY OF THIS AGREEMENT. The terms of this Agreement are confidential and shall not be disclosed to any third party by any party or by any person or entity controlled by a party, without the written consent of all adverse parties; provided, however, that disclosure may be made without such consent as required by judicial process, court order or mandatory request from a governmental entity. In the event a party receives judicial process, a court order, or such a mandatory request requiring disclosure, the party will give notice to all other parties in sufficient time, if possible, to enable the other parties to object to such disclosure and/or to request that such disclosure be made subject to conditions designed to maintain the confidentiality of the Agreement to the maximum extent possible. Absent such timely objection or request, the party from whom such information is sought is entitled to provide such information to the extent called for by the judicial process, court order, or mandatory request. However, the parties may discuss the transfer of the trademarks in a press release on March 1, 2005 in the form attached as Exhibit F hereto ("the press release").

            13. CONFIDENTIALITY OF EVIDENCE AND INFORMATION. Each party agrees not to disclose evidence or information that is not a matter of public record and that was discovered from an opposing party during the Litigation and was not otherwise known to the party outside of the Litigation; provided, however, that in the event a party receives judicial process, a court order, or a mandatory request from a governmental entity to disclose such evidence or information, the party will give notice to all other parties in sufficient time, if possible, to enable the other parties to object to the disclosure of such evidence or information and/or to request that any such disclosure be made subject to conditions designed to maintain the confidentiality of such evidence and information. Absent such timely objection or request, the party from whom such evidence or information is sought is entitled to provide said evidence or information to the extent called for by the judicial process, court order, or mandatory request.

            14. NON-DISPARAGEMENT. No party, or any person authorized to speak for a party, will make any public derogatory or negative comments about any other party, or any officer, director, or manager of any other party concerning their conduct in such capacities, or about the Litigation or the settlement of the Litigation; provided, however, that nothing contained herein shall be construed to prevent any party from making any allegations in any future litigation as such party deems appropriate.

            15. RELEASE BY ADAMS. Subject to fulfillment by Cornerstone and Carolina of their obligations under paragraphs 1 and 3 hereof, Adams hereby releases and discharges Cornerstone and Carolina and their respective subsidiaries and successors, from all actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, claims and demands whatsoever in law or equity, which Adams and its successors or assigns can, shall or may have against Cornerstone or Carolina, for or by reason of any act, omission, matter, cause, or thing whatsoever, from the beginning of time to the Effective Date, whether known or unknown and whether the same may hereafter be discovered, accrue or mature, including without limiting the generality of the foregoing, any and all claims and demands Adams has asserted against, or could have asserted against, Cornerstone or Carolina in the Litigation.

            16. RELEASE BY CORNERSTONE AND CAROLINA. Subject to fulfillment by Adams of its obligations under paragraphs 2 and 3 hereof, Cornerstone and Carolina hereby release and discharge Adams and its subsidiaries and successors, from all actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, claims and demands whatsoever in law or equity, which Cornerstone and/or Carolina and their respective successors and assigns can, shall, or may have against Adams for or by reason of any act, omission, matter, cause or thing whatsoever, from the beginning of time to the Effective Date, whether known or unknown and whether the same may hereafter be discovered, accrue or mature, including without limiting the generality of the foregoing, any and all claims and demands Carolina and Cornerstone have asserted against, or could have asserted against, Adams in the Litigation.

            17. NO ADMISSION OF LIABILITY. Neither the terms of this Agreement nor its execution, nor any of the negotiations relating thereto shall be construed as an admission of wrongdoing or liability on the part of any party, or offered or received into evidence in any action or proceeding in any court, administrative agency or other tribunal, as any such purported admission.

            18. COMPLIANCE WITH PROTECTIVE ORDER. Pursuant to the provisions of paragraph 15 of the Stipulation And Protective Order entered in the Litigation on September 29, 2004, each party hereby requests of the other parties that all documents (and all copies thereof) produced by said party to the other parties be destroyed and that counsel for the other parties provide to counsel for the producing party a written certification confirming their destruction;

provided, however, that the law firms of record in the Litigation for each party may retain copies of any pleading, paper, document or anything that was filed with the Court.

            19. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties and supersedes all prior proposals, representations, discussions and writings, and any oral representation inconsistent with any term of this Agreement is of no force or effect. This Agreement may be amended only with the written consent of all Parties.

            20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, not including its choice of law provisions.

            21. ENFORCEMENT JURISDICTION. Any action to enforce this Agreement, or otherwise arising out of this Agreement, shall be brought in a federal or state court located in New York, New York, and each party agrees not to challenge personal jurisdiction in any such action brought in any such court.

            22. NO THIRD PARTY RIGHTS. This Agreement confers no rights upon any third party.

            23. SUCCESSORS AND ASSIGNS. The terms of this Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors and assigns.

            24. CONSTRUCTION OF AGREEMENT. The language of this Agreement is a product of the mutual effort of the Parties and their attorneys and should not be construed for or against any of the Parties on the basis of the extent to which that party participated in drafting it.

            25. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original.

            26. NO EXISTING ASSIGNMENTS OF RIGHTS. The Parties expressly represent and warrant that they have not assigned or transferred, or purported to assign or transfer, to any person, firm, corporation, partnership, association, or other entity whatsoever any or all of the claims, counterclaims, rights, duties, or obligations embodied or released in this Agreement.

            27. SEVERABILITY. In the event that any provision hereof is deemed to be illegal or unenforceable, such a determination will not affect the validity or enforceability of the remaining provisions hereof, all of which will remain in full force.

            28. WAIVER. No waiver of any of the provisions of this Agreement will be deemed or constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

            29. PARAGRAPH HEADINGS. Paragraph headings herein are used solely for convenience and are not intended to be given any weight in the construction of this Agreement.

            IN WITNESS WHEREOF, the parties have executed this Agreement on the dates shown opposite their signatures below.

                                      Adams Laboratories, Inc.

DATE: January 14, 2005                /s/ Michael J. Valentino
                                      __________________________________
                                      By: Michael J. Valentino
                                      Its President and Chief Executive Officer
                                      Cornerstone Biopharma, Inc.

DATE: January 14, 2005                /s/ Craig Collard
                                      __________________________________
                                      By: Craig Collard
                                      Its Chief Executive Officer

                                      Carolina Pharmaceuticals, Inc.

DATE: January 14, 2005                /s/ Craig Collard
                                      __________________________________
                                      By: Craig Collard
                                      Its: Chief Executive Officer

                                    EXHIBIT A

                            ASSIGNMENT OF TRADEMARKS

            THIS ASSIGNMENT OF TRADEMARKS ("Assignment") is made this 14th day of January, 2005, by Cornerstone Biopharma, Inc. ("Assignor") to Adams Laboratories, Inc. ("Assignee").

            WHEREAS, Assignor is the owner of all rights, title, and interest in various HUMIBID trademarks used in connection with various pharmaceutical expectorant products, including without limitation the mark HUMIBID, the mark HUMIBID L.A., the mark HUMIBID DM, the mark HUMIBID e and the mark HUMIBID cs, and including Federal Registration No. 1,361,351 for the mark HUMIBID and all other registrations and applications for any HUMIBID mark (collectively, "the HUMIBID Marks"); and

            WHEREAS, Assignor and/or its predecessors in interest have continuously used one or more of the HUMIBID marks in interstate commerce in the United States for many years; and

            WHEREAS, Assignor and Assignee have entered into a Settlement Agreement with an Effective Date of February 15, 2005 (the "Settlement Agreement") pursuant to which Assignor has agreed to assign to Assignee all of Assignor's rights, title and interest in, to and under the HUMIBID Marks; and

            WHEREAS, in accordance therewith, Assignor desires to transfer and assign to Assignee, and Assignee desires to accept the transfer and assignment of, all of Assignor's rights, title and interest in, to and under the HUMIBID Marks and the goodwill of the business associated therewith and symbolized thereby, effective as of February 15, 2005.

            NOW THEREFORE, for and in consideration of the mutual covenants contained herein and in the Settlement Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby covenants and agrees as follows:

            1. ASSIGNMENT AND TRANSFER. Assignor hereby transfers and assigns to Assignee, its successors and assigns, and Assignee hereby accepts, for the use and benefit of the Assignee, its successors and assigns, effective as of February 15, 2005, as fully and entirely as the same would have been held and enjoyed by said Assignor had this Assignment not been made, all of Assignor's right, title and interest in, to and under the HUMIBID Marks, together with the goodwill of the business associated therewith and symbolized thereby, including Federal Registration No. 1,361,351 and all other registrations for any HUMIBID mark and including without limitation all rights of recovery and of legal action for past infringements and of opposition and/or cancellation proceedings for protection of the HUMIBID Marks. Assignor hereby also declares that, effective as of February 15, 2005, Assignor expressly abandons all of its rights, title and interest in, to and under each of the HUMIBID Marks.

            2. FURTHER ACTIONS. Assignor covenants and agrees to execute such further documents and take such additional actions as may reasonably be requested by Assignee to vest in Assignee all of Assignor's rights in the HUMIBID Marks and otherwise to effectuate the intent of this Assignment.

            3. GOVERNING LAW AND JURISDICTION. This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York (regardless of any choice of law principles that would lead to a contrary result). Assignor and Assignee unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in New York, New York and waive any objections with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Assignment or the transactions contemplated hereby.

            IN WITNESS WHEREOF, Cornerstone Biopharma, Inc. has caused this Assignment of Trademark to be executed by its duly authorized officer and its corporate seal to be hereunto affixed as of the date and year first above written.

                                            CORNERSTONE BIOPHARMA, INC.

[Corporate Seal]                            By:_______________________________
                                                     [name]

                                            Its_______________________________
                                                     [title]

STATE OF NORTH CAROLINA ss:

            On this 14th day of January, 2005, personally appeared before me [name], to me personally known, who being by me duly sworn, deposes and says that he is [title] of Cornerstone Biopharma, Inc., the company described in and which executed the above instrument, and that the execution and delivery of this Assignment of Trademarks were authorized by said company.

                                            __________________________________
                                                  Notary Public

My commission expires:

            The foregoing ASSIGNMENT OF TRADEMARKS by Cornerstone Biopharma, Inc. is hereby accepted by Adams Laboratories, Inc. as of the 15th day of February, 2005.

                                            ADAMS LABORATORIES, INC.

[Corporate Seal]                            By:______________________________
                                                      [name]

                                            Its________________________________
                                                      [title]

                                    EXHIBIT B

                       ASSIGNMENT OF SUBLICENSE AGREEMENT

            This ASSIGNMENT OF SUBLICENSE AGREEMENT ("Assignment") is made this 14th day of January, 2005, by Adams Laboratories, Inc ("Assignor") to Cornerstone Biopharma, Inc. ("Assignee").

            WHEREAS, Assignor is a party to the Sublicense Agreement dated April 25, 1999 with J-Med Pharmaceuticals, Inc. ("J-Med"), as amended by that certain letter dated August 10, 2001, copies of which are attached hereto (the "Sublicense Agreement"); and

            WHEREAS, Assignor and Assignee have entered into a Settlement Agreement with an Effective Date of February 15, 2005 (the "Settlement Agreement") pursuant to which Assignor has agreed to assign to Assignee all of Assignor's rights and obligations under the Sublicense Agreement; and

            WHEREAS, in accordance therewith, Assignor desires to transfer and assign to Assignee, and Assignee desires to accept the transfer and assignment of, all of Assignor's rights and obligations under the Sublicense Agreement; and

            WHEREAS, J-Med has provided its prior written consent to the Assignment to Assignee of all of Assignor's rights and obligations under the Sublicense Agreement in accordance with paragraph 13.03 of the Sublicense Agreement;

            NOW THEREFORE, for and in consideration of the mutual covenants contained herein and in the Settlement Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby covenants and agrees as follows:

            1. ASSIGNMENT OF RIGHTS AND OBLIGATIONS. Assignor hereby transfers and assigns to Assignee, its successors and assigns, and Assignee hereby accepts, for the use and benefit of the Assignee, its successors and assigns, effective as of February 15, 2004, as fully and entirely as the same would have been held and enjoyed by said Assignor had this Assignment not been made, all of Assignor's rights and obligations under the Sublicense Agreement.

            2. FURTHER ACTIONS. Assignor covenants and agrees to execute such further documents and take such additional actions as may reasonably be requested by Assignee to vest in Assignee all of Assignor's rights and obligations under the Sublicense Agreement and otherwise to effectuate the intent of this Assignment.

            3. GOVERNING LAW AND JURISDICTION. This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York (regardless of any choice of law principles that would lead to a contrary result). Assignor and Assignee unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in New York, New York and waive any objections with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Assignment.

            IN WITNESS WHEREOF, Adams Laboratories, Inc. has caused this Assignment of Sublicense Agreement to be executed by its duly authorized officer and its corporate seal to be hereunto affixed as of the date and year first above written.

                                           ADAMS LABORATORIES, INC.

[Corporate Seal]                           By:______________________________
                                                 [name]

                                           Its_______________________________
                                                 [title]

STATE OF NEW JERSEY ss:

            On this 14th day of January ____, 2005, personally appeared before me [name], to me personally known, who being by me duly sworn, deposes and says that he is [title] of Adams Laboratories, Inc., the company described in and which executed the above instrument, and that the execution and delivery of this Assignment of Sublicense Agreement were authorized by said company.

                                              ______________________________
                                                      Notary Public

My commission expires:

            The foregoing ASSIGNMENT OF SUBLICENSE AGREEMENT by Adams Laboratories, Inc. is hereby accepted by Cornerstone Biopharma, Inc. as of the 14th day of January, 2005.

                                           CORNERSTONE BIOPHARMA, INC.

[Corporate Seal]                           By:______________________________
                                                 [name]

                                           Its______________________________
                                                 [title]

                                    EXHIBIT C

                  CONSENT TO ASSIGNMENT OF SUBLICENSE AGREEMENT

            This CONSENT TO ASSIGNMENT OF SUBLICENSE AGREEMENT is provided this 31st day of December, 2004, by J-Med Pharmaceuticals, Inc. ("J-Med) to Adams Laboratories, Inc. ("Adams").

            WHEREAS, J-Med and Adams are the only parties to that certain Sublicense Agreement between them dated April 20, 1999, as amended (the "Sublicense Agreement"); and

            WHEREAS, Adams is about to enter into a Settlement Agreement with Cornerstone Biopharma, Inc. ("Cornerstone") that will settle litigation between them and will also, inter alia, obligate Adams to assign to Cornerstone all of Adams' rights and obligations under the Sublicense Agreement; and

            WHEREAS, under paragraph 13.03 of the Sublicense Agreement, Adams may not assign its rights and obligations under the Sublicense Agreement to Cornerstone without J-Med's prior written consent; and

            WHEREAS, J-Med is prepared to provide its written consent to such assignment by Adams to Cornerstone, and Adams desires to obtain J-Med's written consent;

            NOW THEREFORE, for and in consideration of one dollar and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, J-Med does hereby consent to the assignment by Adams to Cornerstone of all of Adams' rights and obligations under the Sublicense Agreement, subject to (i) Cornerstone's written acceptance of such assignment,
(ii) Cornerstone's written assumption of Adams obligations under the Sublicense Agreement, and (iii) an indemnification of J-Med by Cornerstone of any liability and costs incurred by J-Med associated with the commercialization of products under the Sublicense Agreement by Cornerstone.

            Notwithstanding the foregoing, Cornerstone shall not be entitled to the right of first negotiation set forth in Section 12 of the Sublicense Agreement and such right shall terminate on the date of this Consent.

      IN WITNESS WHEREOF, J-Med Pharmaceuticals, Inc. has caused this Consent to Assignment of Sublicense Agreement to be executed by its duly authorized officer and its corporate seal to be hereunto affixed as of the date and year first above written.

                                           J-MED PHARMACEUTICALS, INC.

[Corporate Seal]                           By:______________________________
                                                    [name]

                                           Its______________________________
                                                    [title]

DISTRICT OF COLUMBIA ss:

            On this      day of December ____, 2004, personally appeared before
me [name], to me personally known, who being by me duly sworn, deposes and says that he is [title] of J-Med Pharmaceuticals, Inc., the company described in and which executed the above instrument, and that the execution and delivery of this Consent to Assignment of Sublicense Agreement were authorized by said company.

                                          __________________________________
                                                Notary Public

My commission expires:

            The foregoing CONSENT TO ASSIGNMENT OF SUBLICENSE AGREEMENT by J-Med Pharmceuticals, Inc. is hereby accepted by Adams Laboratories, Inc. as of the ____ day of December, 2004.

                                           ADAMS LABORATORIES, INC.

[Corporate Seal]                           By:______________________________
                                                    [name]

                                           Its______________________________
                                                    [title]

                                    EXHIBIT D

                            ASSIGNMENT OF TRADEMARKS

            THIS ASSIGNMENT OF TRADEMARKS ("Assignment") is made this 14th day of January, 2004, by Adams Laboratories, Inc. ("Assignor") to Cornerstone Biopharma, Inc. ("Assignee").

            WHEREAS, Assignor is the owner of all rights, title, and interest in various ALLERX trademarks used in connection with various pharmaceutical respiratory products, including without limitation the mark ALLERX, the mark ALLERX D, the mark ALLERX DOSE PACK and the mark ALLERX SUSPENSION, and including all registrations and applications for any ALLERX mark (collectively, "the ALLERX Marks"); and

            WHEREAS, Assignor and/or its predecessors in interest have continuously used one or more of the ALLERX marks in interstate commerce in the United States for many years; and

            WHEREAS, Assignor and Assignee have entered into a Settlement Agreement with an Effective Date of February 15, 2005 (the "Settlement Agreement") pursuant to which Assignor has agreed to assign to Assignee all of Assignor's rights, title and interest in, to and under the ALLERX Marks; and

            WHEREAS, in accordance therewith, Assignor desires to transfer and assign to Assignee, and Assignee desires to accept the transfer and assignment of, all of Assignor's rights, title and interest in, to and under the ALLERX Marks and the goodwill of the business associated therewith and symbolized thereby, effective as of February 15, 2005.

            NOW THEREFORE, for and in consideration of the mutual covenants contained herein and in the Settlement Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby covenants and agrees as follows:

            1. ASSIGNMENT AND TRANSFER. Assignor hereby transfers and assigns to Assignee, its successors and assigns, and Assignee hereby accepts, for the use and benefit of the Assignee, its successors and assigns, effective as of February 15, 2005, as fully and entirely as the same would have been held and enjoyed by said Assignor had this Assignment not been made, all of Assignor's right, title and interest in, to and under the ALLERX Marks, together with the goodwill of the business associated therewith and symbolized thereby, including all registrations and applications for any ALLERX mark and including without limitation all rights of recovery and of legal action for past infringements and of opposition and/or cancellation proceedings for protection of the ALLERX Marks. Assignor hereby also declares that, effective as of February 15, 2005, Assignor expressly abandons all of its rights, title and interest in, to and under each of the ALLERX Marks.

            2. FURTHER ACTIONS. Assignor covenants and agrees to execute such further documents and take such additional actions as may reasonably be requested by Assignee to vest in Assignee all of Assignor's rights in the ALLERX Marks and otherwise to effectuate the intent of this Assignment.

            3. GOVERNING LAW AND JURISDICTION. This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York (regardless of any choice of law principles that would lead to a contrary result). Assignor and Assignee unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in New York, New York and waive any objections with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Assignment or the transactions contemplated hereby.

            IN WITNESS WHEREOF, Adams Laboratories, Inc. has caused this Assignment of Trademark to be executed by its duly authorized officer and its corporate seal to be hereunto affixed as of the date and year first above written.

                                               ADAMS LABORATORIES, INC.

[Corporate Seal]                               By: _____________________________
                                                   [name]

                                               Its _____________________________
                                                   [title]

STATE OF NEW JERSEY ss:

            On this 14th day of January, 2005, personally appeared before me [name], to me personally known, who being by me duly sworn, deposes and says that he is [title] of Adams Laboratories, Inc., the company described in and which executed the above instrument, and that the execution and delivery of this Assignment of Trademarks were authorized by said company.

                                               _________________________________
                                                   Notary Public

My commission expires:

            The foregoing ASSIGNMENT OF TRADEMARKS by Adams Laboratories, Inc. is hereby accepted by Cornerstone Biopharma, Inc. as of the 15th day of February, 2005.

                                               CORNERSTONE BIOPHARMA, INC.

[Corporate Seal]                               By: _____________________________
                                                   [name]

                                               Its _____________________________
                                                   [title]

                                    EXHIBIT E

UNITED STATES DISTRICT COURT
FOR THE SOUTHERN DISTRICT OF NEW YORK

---------------------------------------------X

ADAMS LABORATORIES, INC.,                    :

                 Plaintiff,                  :

         v.                                  :  NO. 04-CV-3535 (SAS)

CAROLINA PHARMACEUTICALS, INC.,              :
and CORNERSTONE BIOPHARMA, INC.,
                                             :
                 Defendants.

---------------------------------------------X

CAROLINA PHARMACEUTICALS, INC.,              :
and CORNERSTONE BIOPHARMA, INC.,
                                             :
                 Counterclaim-Plaintiffs,
                                             :
         v.
                                             :
ADAMS LABORATORIES, INC.,
                                             :
                 Counterclaim-Defendant.

---------------------------------------------X

                       STIPULATION AND ORDER FOR DISMISSAL

            IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the parties that all claims and counterclaims in this action be dismissed with prejudice, each party to bear its own costs.

DATED: February _____, 2004

                                            COVINGTON & BURLING
                                            ____________________________________
                                            S. William Livingston (SL-9126)
                                            Bingham B. Leverich (BL-5284)
                                            Julie L.B. Johnson (JJ-3638)
                                            Hope I. Hamilton (HH-9701)
                                            1201 Pennsylvania Ave., N.W.
                                            Washington, D.C. 20004-2401
                                            Tel: (202) 662-6000
                                            Fax: (202) 778-5188

                                            --and--

                                            Michael C. Nicholson (MN-3331)
                                            Matthew J. Watkins (MW-8844)
                                            1330 Avenue of the Americas
                                            New York, NY 10019-5400
                                            Tel: (212) 841-1000
                                            Fax: (646) 441-9030

                                            Counsel for Plaintiff and
                                            Counterclaim-Defendant Adams
                                            Laboratories, Inc.
                                            FROMMER LAWRENCE & HAUG LLP

                                            ____________________________________
                                            Charles J. Raubicheck (CR-5058)
                                            745 Fifth Avenue
                                            New York, NY 10151
                                            Tel: (212) 588-0800
                                            Fax: (212) 588-0500

                                            --and--

                                            THORSNES BARTOLOTTA McGUIRE
                                            Vincent J. Bartolotta, Jr.
                                            Daral B. Mazzarella
                                            2550 Fifth Ave., 11th Floor
                                            San Diego, CA 92103
                                            Tel: (619) 236-9363
                                            Fax: (619) 236-9653

So Ordered: ____________________________    Counsel for Defendants and
            United States District Judge    Counterclaim-Plaintiffs Carolina
                                            Pharmaceuticals Inc. and Cornerstone
                                            Biopharma, Inc.